EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports (which reports express an unqualified opinion and, as to the report related to the financial statements, includes an explanatory paragraph concerning the adoption of new accounting pronouncements in 2002, 2003 and 2004) relating to the consolidated financial statements of American Electric Power Company, Inc. and subsidiary companies, the financial statement schedule and management’s report on the effectiveness of internal control over financial reporting dated February 28, 2005 appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. and subsidiary companies for the year ended December 31, 2004 and our report relating to the financial statements of the American Electric Power System Retirement Savings Plan dated June 22, 2005 appearing in the Annual Report on Form 11-K of American Electric Power System Retirement Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Columbus, Ohio
August 31, 2005